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                                                                  Exhibit 10.1


                                ESCROW AGREEMENT


     Escrow Agreement, dated as of August 7, 2000 (this "AGREE MENT"), among Eagle Food Centers, Inc., a Delaware corporation (together with its successors and assigns, the "COMPANY"), U.S. Bank Trust Na tional Association, a national banking association, as trustee (the "TRUSTEE") under that certain Indenture (the "INDENTURE") dated as of August 7, 2000 in respect of the Company's 11% Senior Notes due April 15, 2005 (the "NOTES") and U.S. Bank Trust National Association (together with its successors and assigns as escrow agent, the "ESCROW AGENT").



                               W I T N E S S E T H


     WHEREAS, the Company, pursuant to the terms of that certain Order of the United States District Court for the District of Delaware and in accordance with the terms of the Indenture has agreed to provide for 10% the common equity of the Company to be held for the ratable benefit of holders of the Notes and to be distributed to such holders upon the terms set forth in the Indenture; and

     WHEREAS, upon the terms set forth herein, the Escrow Agent has agreed to hold such common equity interests for the ratable benefit of holders of the Notes; and to, in accordance with the terms of the Indenture, provide for the distribution of such equity securities to holders of record of the Notes upon the dates and under the circumstances set forth herein and therein;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. DEFINITIONS. Capitalized terms not otherwise defined in this Agreement have the meanings ascribed to them in the Indenture. The terms set forth below have the following respective meanings:
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     "ESCROW SECURITIES" initially means 1,286,947 shares of common stock of the
Company.

     "INDENTURE" has the meaning set forth in the preamble hereto.

     "NOTES" has the meaning set forth in the preamble hereto.

     "ORDER" has the meaning set forth in Section 2(a) hereof.

     "TERMINATION CERTIFICATE" has the meaning set forth in Section 3(a) hereof.

     2. DELIVERY OF ESCROW SECURITIES. (a) At or prior to the date of original issuance of the Notes, the Company , or the Company's stock transfer agent, as applicable, shall deliver to the Escrow Agent (i) the Indenture, duly executed by each of the Company and the Trustee, (ii) two global securities representing the Escrow Securities, (iii) a written order of the Company, signed by two officers of the Company (the "FIRST ORDER"), dated the date of execution, directing the Trustee to issue 643,473 Shares of the Escrow Securities on October 16, 2001 to holders of record of the Notes as of the close of business October 15, 2001, and (iv) a written order of the Company, signed by two officers of the Company, dated the date of execution, directing the Trustee to issue 643,474 Shares of the Escrow Securities on October 16, 2002 to holders of record of the Notes as of the close of business October 15, 2002 (the "SECOND ORDER" and together with the FIRST ORDER, the "ORDERS"). The Indenture, such securi ties and the Orders delivered to the Escrow Agent pursuant to this Escrow Agreement shall be held in escrow upon the terms and conditions set forth herein.

     (b) When Escrow Securities are to be released pursuant to the Orders, the Company shall, upon delivery to the Company or its stock transfer agent of a global security therefor, cause to be delivered to the holders of record of the Notes upon the relevant record date, certificates of stock representing 7.57027 shares per $1000 principal amount of Notes rounded, in respect of each holder, to the nearest number of whole shares.

     3. RELEASE OF ESCROW SECURITIES.

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     (a) The Company may, in accordance with the terms of the Indenture, offer to redeem all of the Notes outstanding. If the Com pany elects, or is required, to make an Offer to Purchase to all holders of outstanding Notes, the Company shall, in connection therewith, deliver notice of such Offer to Purchase (a "TERMINATION CERTIFICATE") to the Escrow Agent. The Termination Certificate shall be executed by a duly authorized officer of the Company and shall set forth either (i) that the Notes are to be retired, repaid or refinanced in their entirety, (ii) or the Company has agreed to an event of a Change of Control, and in connec tion therewith and in accordance with the terms of the Indenture, the Company has mailed an Offer to Purchase all outstanding Notes to the holders thereof.

     (b) Promptly upon the Escrow Agent's receipt of the Termination Certificate, the Escrow Agent shall return the remaining Escrow Securities and any remaining Orders then held by it to the Company.

     (c) The Company will provide, or cause to be provided, to the Escrow Agent all information as the Escrow Agent may from time to time reasonably request.

     4. RESPONSIBILITY OF THE ESCROW AGENT. The Company hereby appoints and designates the Escrow Agent as escrow agent for the purposes set forth herein, and the Escrow Agent owes no duty to any other person or entity by reason of this Escrow Agreement. The Escrow Agent accepts the duties expressly set forth in this Escrow Agreement and undertakes to perform only such duties relating thereto as are specifically set forth herein. The parties hereto agree that the following terms and conditions shall govern and control with respect to the rights, duties, liabilities and immunities of the Escrow Agent hereunder:

     (a) The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Escrow Agree ment, and no implied covenants, duties or obligations shall be read into this Escrow Agreement against the Escrow Agent, nor shall it have, or be deemed to have, any duties or responsibilities under the provisions of

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any other agreements between the other parties hereto or any other Person;
PROVIDED, HOWEVER, that it shall be responsible to holders of the Notes in accordance with the terms hereof.

     (b) The Escrow Agent shall not be liable for any error of judgment, or any action taken, suffered or omitted by it in good faith, or mistake of fact or law, or for anything it may do or refrain from doing in connection herewith or therewith, except its own gross negligence or willful misconduct.

     (c) The Escrow Agent may rely and shall be autho rized and protected in acting or refraining from acting in good faith in reliance upon any written instruction, communication, notice, request, resolution, direction, certificate, statement, approval, or other paper or document, not only as to its due execution and the validity and effective ness of its provision, but also as to the truth of any information therein contained, which it in good faith believes to be genuine and to have been presented by the proper party.

     (d) The Escrow Agent may consult with counsel, auditors and other experts of its own choice and any opinion or advice of counsel or opinion or advice of such auditors or other experts shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by the Escrow Agent hereunder in good faith and in accordance with such opinion or advice of counsel or opinion or advice of such auditors or other experts within the area of their respective expertise.

     (e) Except as otherwise specifically provided herein, the Escrow Agent may deal with the Company, and its affiliates, in the same manner and to the same extent and with like effect as if it were not the Escrow Agent hereunder.

     5. QUALIFICATIONS. The Escrow Agent shall at all times be a bank, trust company or corporation in good standing organized and doing business under the laws of the United States of America or a State of the United States, and having combined capital and surplus of not less than twenty-five million dollars ($25,000,000). If the Escrow Agent shall at any time cease to have the foregoing qualifications, the Escrow Agent shall

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resign within 30 days thereafter, such resignation to become effective as provided in Section 6 hereof.

     6. REMOVAL AND RESIGNATION. The Escrow Agent and any successor Escrow Agent may at any time be removed at the written direc tion of the Company. The Escrow Agent or any successor Escrow Agent may at any time resign and be discharged of its obligations hereunder by giving written notice to the Company and the Trustee, specifying the date upon which it desires that such resignation shall take effect. Such removal or resignation shall take effect on the date specified in the notice of removal or resignation, which date shall not be earlier than 60 days after the giving of the notice of removal or resignation unless previously a successor Escrow Agent shall have been appointed pursuant to Section 7 hereof and shall have accepted such appointment, in which event such removal or resignation shall take effect immediately upon the acceptance by such successor Escrow Agent. The Company agrees to take prompt steps to have a successor Escrow Agent appointed in the manner hereinafter provided.

     7. APPOINTMENT OF SUCCESSOR ESCROW AGENT. If at any time the Escrow Agent shall resign or be removed or otherwise become incapa ble of acting or if at any time a vacancy shall occur in the office of the Escrow Agent for any other cause, a successor Escrow Agent (duly quali fied as provided in Section 5 above) shall be appointed by the Company with the consent of the Trustee (or if the Trustee shall also be resigning or being removed as Trustee, by the Company acting alone) by an instrument in writing delivered to the Escrow Agent within the time specified below. Upon delivery of said instrument to and acceptance of said instrument by the successor Escrow Agent, the resignation or removal of the Escrow Agent shall become effective and such successor Escrow Agent shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder. If no successor Escrow Agent shall have been appointed at the effective date of resignation, the Escrow Agent or any other party hereto may petition a court of competent jurisdiction for the appointment of a successor.

     8. COMPENSATION; SEPARATE REIMBURSEMENT. The Escrow Agent shall not be entitled to separate compensation from the Company,

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services rendered by it hereunder, but shall be compensated as Trustee, pursuant to the terms of its engagement therefor. The Escrow Agent, shall, however, be entitled to reimbursement from the Company for all reasonable expenses, disbursements, advances and liabilities incurred or made by the Escrow Agent hereunder (including the reasonable compensation, ex penses and disbursements of the Escrow Agent's agents and counsel).

     9. TERMINATION. This Escrow Agreement shall terminate on the earlier of (a) the distribution of all Escrow Securities to the holders of the Notes as provided for herein and (b) the date the Escrow Agent shall have received a Termination Certificate from the Company to such effect.

     10. NOTICES. Except as otherwise expressly provided herein, all demands, notices, consents, requests and other documents authorized or required to be given to any party to this Escrow Agreement shall be given in writing and either personally served on an officer of such party or mailed by registered or certified first class mail, postage prepaid, return receipt requested, or sent by telecopier (with a copy sent by first class mail promptly thereafter), addressed as follows:

     if to the Escrow Agent:

                           U.S. Bank Trust National Association
                           180 East 5th Street
                           St. Paul, MN 55101

                           Attn:  Rick Prokosch

     if to the Company:

                           Eagle Food Centers, Inc.
                           P.O. Box 6700
                           Rock Island, IL 61204

                           Attn:  Patric Plumley

     with a copy to:

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                           Skadden, Arps, Slate, Meagher & Flom LLP
                           One Rodney Square
                           Wilmington, DE 19801

                           Attn:  Greg Galardi

     Any party may change its address by specifying in writing a new address for such notices to each of the other parties hereto.

     11. SUCCESSORS AND ASSIGNS; AMENDMENTS AND MODIFICA TIONS. This Escrow Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and shall not inure to the benefit of any third party except for holders of the Note. This Escrow Agreement may not be amended or modified in any respect without the express written consent of the Company, the Escrow Agent and the Trustee.

     12. SEVERABILITY. In case any one or more provisions contained in this Escrow Agreement shall be invalid, illegal or unenforce able in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be in any way affected or impaired thereby.

     13. NEW YORK LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS ESCROW AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PUR POSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELAT ING TO THIS ESCROW AGREEMENT OR THE TRANSACTIONS CON TEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN

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INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO
TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS ESCROW AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     14. COUNTERPARTS. This Escrow Agreement may be exe cuted in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instru ment.

     15. NO WAIVER. No course of dealing, nor any delay on the part of any party hereto in exercising any rights hereunder, or any failure to exercise the same, shall operate as a waiver of such or any other rights.

     16. DESCRIPTIVE HEADINGS. the descriptive headings of the several sections of this Escrow Agreement are inserted for convenience only and do not constitute a part of this Escrow Agreement.


                            [Signature Page Follows]

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     IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed by their respective authorized officers, as of the date first above written.


                                         EAGLE FOOD CENTERS, INC.


                                         By:
                                            ---------------------------------
                                              Name:
                                              Title:


                                         U.S. BANK TRUST NATIONAL ASSOCIATION,
                                         as Trustee under the Indenture


                                         By:
                                            ------------------------------------
                                              Name:
                                              Title:


                                         U.S. BANK TRUST NATIONAL ASSOCIATION,
                                         as Escrow Agent


                                         By:
                                            ------------------------------------
                                              Name:
                                              Title:

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